UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2012

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On August 30, 2012, Seneca Foods Corporation (the “Company”) repurchased 864,334 shares of the Company’s Class A Common Stock from John Hancock Life Insurance Company (U.S.A.) in a privately negotiated transaction.  The aggregate purchase price was $25,930,020, which represents a per share price of $30.00.  The Company repurchased the Class A Common Stock using cash on hand.  As of August 30, 2012, there are 8,710,953 shares of Class A Common Stock outstanding after giving effect to the above transaction.

The above transaction was unanimously approved by the Company’s Board of Directors.  The Company also has a previously announced share repurchase program.  As of August 30, 2012, the Company is authorized to repurchase an additional 409,493 shares from time to time in the open market or in privately negotiated transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 30, 2012

SENECA FOODS CORPORATION

By:   /s/Timothy J. Benjamin
         --------------------------------
Timothy J. Benjamin
Chief Financial Officer